EXHIBIT 2.2


                                      OMEGA

                              SHAREHOLDER AGREEMENT

         This SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as of January 19, 2000 between Online Trading Group, Inc., a Florida corporation ("Newco"), onlinetradinginc.com corp., a Florida corporation ("Online"), and the undersigned shareholder ("Shareholder") of Omega Research, Inc., a Florida corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 by and among Company, Online, Newco, Omega Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco, (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), Newco has agreed, among other things, to acquire by merger (collectively, the "Merger"): (i) the outstanding securities of Company pursuant to a statutory merger of Omega Merger Sub with and into Company in which each outstanding share of common stock of Company (the "Company Capital Stock") will be converted into shares of common stock of Newco (the "Newco Common Stock") at the exchange rate set forth in the Merger Agreement; and (ii) the outstanding securities of Online pursuant to a statutory merger of Online Merger Sub with and into Online in which each outstanding share of common stock of Online will be converted into shares of Newco Common Stock at the exchange rate set forth in the Merger Agreement (collectively, the "Transaction");

         WHEREAS, in order to induce Newco and Online to enter into the Merger Agreement and consummate the Transaction, each shareholder of Company who is an affiliate of Company has agreed to execute and deliver to Newco and Online a Shareholder Agreement upon the terms set forth herein; and

         WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares").

         NOW, THEREFORE, the parties agree as follows:

         1.       AGREEMENT TO RETAIN SHARES.

                  1.1      TRANSFER AND ENCUMBRANCE.

                           (a)      Shareholder is the beneficial owner of the
Shares and, except as otherwise set forth on the signature page hereto, (A) has held each such Shares at all times since the date such Shares were originally issued by Company, and (B) did not acquire any shares of Company Capital Stock in contemplation of the Merger. The Shares constitute Shareholder's entire interest in the outstanding capital stock and voting securities of Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion

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of the Shares. The Shares are, and will be at all times up until the Expiration
Date, free and clear of any liens, claims, options, charges or other encumbrances. Shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

                           (b)      Shareholder agrees not to transfer (except
as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date (as defined hereinafter). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or
(ii) termination of the Merger Agreement in accordance with the terms thereof.

                  1.2 NEW SHARES. Shareholder agrees that any shares of capital stock or voting securities of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. Prior to the Expiration Date, at every meeting of the stockholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval and adoption of the Merger Agreement and of the Transaction and all matters related thereto.

         3. IRREVOCABLE PROXY. Shareholder hereby agrees to timely deliver to Online a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which Shareholder is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) related to the Merger Agreement and the Transaction. In the event that Shareholder is unable to provide any such Proxy in a timely manner, Shareholder hereby grants to certain designees of Online a power of attorney to execute and deliver such Proxy for and on behalf of Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Shareholder. Upon the execution of this Agreement by Shareholder, Shareholder hereby revokes any and all prior proxies or powers of attorney given by Shareholder with respect to the Shares related to the Merger Agreement and the Transaction and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares related to the Merger Agreement and the Transaction until after the Expiration Date.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Shareholder hereby represents, warrants and covenants to Newco and Online as follows:

                           (a)      Shareholder has full power and legal
capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by

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

Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. The execution and delivery of this Agreement by Shareholder does not, and the performance of Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien of encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

                           (b)      Until the Expiration Date, Shareholder will
not (and will use Shareholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder, Company or any of the same, not to), except to the extent otherwise permitted under Section 5.4 of the Merger Agreement: (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the stockholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than a party to the Merger Agreement, or any associate, agent or representative of a party to the Merger Agreement) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Shareholder shall promptly inform Online as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating Shareholder's fiduciary duties.

                           (c)      Shareholder understands and agrees that if
Shareholder attempts to transfer or vote or provide any other person with the authority to vote any of the Shares with respect to any vote or other stockholder action related to the Merger Agreement and the Transaction other than in compliance with this Agreement, Company shall not, and Shareholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement. Shareholder further understands and agrees that the Company may elect to not permit the transfer of shares of the Company Capital Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made without adversely affecting the ability of Newco and/or each of the Surviving Corporations to account for the business combination to be effected by the Merger as a pooling of interests.

         5. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Newco or Online, to carry out the purpose and intent of this Agreement.

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         6. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger Agreement and the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

         7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         8. CONFIDENTIALITY. Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Online and Company.

         9. FIDUCIARY RESPONSIBILITIES. Notwithstanding anything to the contrary herein, to the extent Shareholder is or becomes during the term hereof a director or officer of the Company, Shareholder is not making (nor shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, Shareholder is executing this Agreement solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of the Shares and nothing herein shall limit or affect any actions taken by Shareholder (or a designee of such Shareholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Director's rights in connection with the Merger Agreement or otherwise.

         10.      MISCELLANEOUS.

                  10.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Shareholder solely as a security holder of Company only with respect to the specific matters set forth herein.

                  10.3 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  10.4 SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF. The parties hereto acknowledge that Newco and Online will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is

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

agreed that, in addition to any other remedies that may be available to Newco or Online upon any such violation, Newco shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Newco or Online at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  10.5 NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

                           (a)      If to Shareholder, at the address set forth
below Shareholder's signature at the end hereof.

                           (b)      if to Newco, to:

                                    c/o Omega Research, Inc.
                                    8700 West Flagler Street, Suite 250
                                    Miami, Florida 33174
                                    Attention: Salomon Sredni, President
                                    Facsimile No.: (305) 485-7019
                                    Telephone No.: (305) 485-7000

                                    with a copy to:

                                    Bilzin Sumberg Dunn Price & Axelrod LLP
                                    2500 First Union Financial Center
                                    Miami, Florida 33131-2336
                                    Attention: Alan D. Axelrod, Esq.
                                    Facsimile No. (305) 374-7593
                                    Telephone No. (305)374-7580

                           (c)      if to Online, to:

                                    onlinetradinginc.com corp.
                                    2700 N. Military Trail
                                    Suite 200
                                    Boca Raton, Florida 33431
                                    Attention: Steven zum Tobel, President
                                    Facsimile No.: (561) 955-0606
                                    Telephone No.: (561) 995-1010

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                                    with a copy to:

                                    Broad & Cassel
                                    201 South Biscayne Boulevard
                                    Suite 3000
                                    Miami, Florida 33131
                                    Attention: Leonard H. Bloom, Esq.
                                    Facsimile No.: (305) 995-6428
                                    Telephone No.: (305) 373-9400,

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  10.6 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

                  10.7 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  10.8 COUNTERPART. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  10.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  10.10 PREVAILING PARTY LEGAL FEES. The prevailing party in any litigation or other proceeding brought to enforce the terms of this Agreement shall be entitled to receive from the nonprevailing party its reasonable attorneys' and paralegals' fees and costs before and at trial and at all appellate and other tribunal levels, in addition to its other remedies hereunder or at law or in equity.

          [SIGNATURE PAGE TO OMEGA SHAREHOLDER AGREEMENT ON NEXT PAGE]

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

         IN WITNESS WHEREOF, the parties have caused this Omega Shareholder Agreement to be executed as of the date first above written.

ONLINE TRADING GROUP, INC.             SHAREHOLDER


By:
   ---------------------------------   -----------------------------------------
Name:                                  (Signature)
     -------------------------------
Title:
      ------------------------------

                                       -----------------------------------------
                                       (Signature of Spouse)


ONLINETRADINGINC.COM CORP.

                                       -----------------------------------------
By:                                    (Print Name of Shareholder)
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------
                                       -----------------------------------------
                                       (Print Street Address)


                                       -----------------------------------------
                                       (Print City, State and Zip)


                                       -----------------------------------------
                                       (Print Telephone Number)


                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)

Total Number of Shares of Company Capital Stock owned on the date hereof-

Common Stock:
             ----------------------------------

Principal Residence or Place of Business:
                                          --------------------------------------


                  SIGNATURE PAGE TO OMEGA SHAREHOLDER AGREEMENT

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

                                                                         ANNEX A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                              OMEGA RESEARCH, INC.

         The undersigned shareholder of Omega Research, Inc., a Florida corporation ("Company"), hereby irrevocably (to the full extent permitted by the Florida Business Corporation Act) appoints Andrew A. Allen and E. Steven zum Tobel (collectively, "Proxies") and each of them, or any other designee of such Proxies, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares relating to the subject matter of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares relating to the subject matter of this Irrevocable Proxy until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable (to the extent provided in the Florida Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Affiliate Agreement dated as of even date herewith by and among Online Trading Group, Inc., a Florida corporation ("Newco"), and the undersigned, and is granted in consideration of Newco and onlinetradinginc.com corp., a Florida corporation ("Online"), entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Newco, Online, Omega Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Omega Merger Sub"), Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub"), and Company, which Merger Agreement provides for the merger of Omega Merger Sub with and into Company and Online Merger Sub with and into Online (collectively, the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

         The Proxies named above, and each of them acting singularly or together, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Florida Business Corporation Act), at every annual, special

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

or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Merger Agreement and of any and all of the transactions and matters contemplated thereby.

         The Proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: ______________, 2000

                                       -----------------------------------------
                                       (Signature of Shareholder)


                                       -----------------------------------------
                                       (Print Name of Shareholder)


                                       Shares beneficially owned:


                                       __________ shares of Company Common Stock


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